Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Summit Hotel Properties, Inc.:

We consent to the use of our reports dated February 28, 2012, with respect to the consolidated balance sheet of Summit Hotel Properties, Inc. and subsidiaries as of December 31, 2011, and the consolidated balance sheet of Summit Hotel Properties, LLC and subsidiaries (Predecessor) as of December 31, 2010, and the related consolidated statements of operations and changes in equity of Summit Hotel Properties, Inc. and subsidiaries for the period from February 14, 2011 (commencement of operations) through December 31, 2011, the related consolidated statements of operations and changes in equity of Summit Hotel Properties, LLC and subsidiaries (Predecessor) for the period from January 1, 2011 through February 13, 2011 and the year ended December 31, 2010, the related combined statement of cash flows of Summit Hotel Properties, Inc. and subsidiaries and Summit Hotel Properties, LLC and subsidiaries (Predecessor) for the year ended December 31, 2011, and the related consolidated statement of cash flows of Summit Hotel Properties, LLC and subsidiaries (Predecessor) for the year ended December 31, 2010, and the related financial statement schedule III; and the consolidated balance sheet of Summit Hotel OP, LP and subsidiaries as of December 31, 2011, and the consolidated balance sheet of Summit Hotel Properties, LLC and subsidiaries (Predecessor) as of December 31, 2010, and the related consolidated statements of operations and changes in equity of Summit Hotel OP, LP and subsidiaries for the period from February 14, 2011 (commencement of operations) through December 31, 2011, the related consolidated statements of operations and changes in equity of Summit Hotel Properties, LLC and subsidiaries (Predecessor) for the period from January 1, 2011 through February 13, 2011 and the year ended December 31, 2010, the related combined statement of cash flows of Summit Hotel OP, LP and subsidiaries and Summit Hotel Properties, LLC and subsidiaries (Predecessor) for the year ended December 31, 2011, and the related consolidated statement of cash flows of Summit Hotel Properties, LLC and subsidiaries (Predecessor) for the year ended December 31, 2010, and the related financial statement schedule III, incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Omaha, Nebraska

February 28, 2012